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                                                                    Exhibit 2.12

                          Alpha Natural Resources, LLC
                              406 West Main Street
                            Abingdon, Virginia 24212

                                  April 9, 2003

WBRD LLC
CSTL LLC
Natural Resource Partners L.P.
c/o Natural Resource Partners L.P.
Suite 300, 1035 Third Avenue
Huntington, WV 25727
Attn: Nick Carter

Ladies and Gentlemen:

      Dickenson-Russell Coal Company, LLC ("D-R"), Alpha Land and Reserves, LLC, and Alpha Natural Resources, LLC (collectively, "Seller Parties"), on the one hand, and WBRD LLC, CSTL LLC, and Natural Resource Partners L.P. (collectively, the "Buyer Parties"), on the other hand, hereby agree, with respect to the agreements listed on Exhibit A attached hereto (the "Agreements"), in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that:

      1     This letter agreement has been executed following the execution of, and effectively amends, each of the Agreements.

      2. As used in Sections 8.2(b)(i) and 8.2(b)(ii) of each of the Agreements and only such Sections, the term "Purchase Price" shall mean the sum of the dollar amounts specified in Section 2.2 of each of the Agreements.

Sincerely,

DICKENSON-RUSSELL COAL                      ALPHA LAND AND RESERVES, LLC
COMPANY, LLC

By: /s/ Jess Justice                        By: /s/ Michael D. Brown
Name: Jess Justice                          Name: Michael D. Brown
Title: President & Manager                  Title: President & Manager

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April 9, 2003
Page 2

Alpha Natural Resources, LLC

By: /s/ Michael D. Quillen
Name: Michael D. Quillen
Title: President & Manager

ACKNOWLEDGED AND AGREED:

CSTL LLC, a Delaware limited liability company
By: NRP (Operating) LLC, a Delaware limited liability company, its sole operating manager

By: /s/ Nick Carter
Name: Nick Carter
Title: President and Chief Operating Officer

WBRD LLC, a Delaware limited liability company
By: NRP (Operating) LLC, a Delaware limited liability company, its sole operating manager

By: /s/ Nick Carter
Name: Nick Carter
Title: President and Chief Operating Officer

NATURAL RESOURCES PARTNERS L.P.
By NRP (GP) LP, its General Partner
By GP Natural Resources Partners LLC, its general
Partner

By: /s/ Nick Carter
Name: Nick Carter
Title: President and Chief Operating Officer

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                                    EXHIBIT A

Purchase and Sale Agreement by and between Dickenson-Russell Coal Company, LLC, and WBRD LLC dated as of April 9, 2003.

Purchase and Sale Agreement by and between Alpha Land and Reserves, LLC, and CSTL LLC dated as of April 9, 2003.